Booz | Allen | Hamilton®

BOOZ ALLEN HAMILTON ANNOUNCES SECOND QUARTER FISCAL 2020 RESULTS

- **+ Company Delivers Strong First Half Performance; Raises and Narrows Full-Year Top and Bottom Line Guidance**
- **+ Quarterly Revenue Increase of 12.7 percent over Prior Year Period to $1.8 billion, and Revenue, Excluding Billable Expenses[1] Growth of 12.7 percent**
- **+ Quarterly Diluted Earnings Per Share of $0.80 and Adjusted Diluted Earnings Per Share[1] of $0.81**
- **+ 7.2 percent Increase in Total Backlog to $22.9 billion, a record; and Book-to-Bill of 2.68x**
- **+ Headcount Increase of 6.5 Percent Over Prior Year, Reaching Highest-Ever Quarter-End Headcount**
- **+ Off-Cycle Quarterly Dividend increase of Four Cents to $0.27 per Share**

"We've had an outstanding first half, thanks to the continued strong performance of our people. Our focus has been to capture rising demand for technology adoption as federal agencies look for the best ways to advance mission in the digital age. We are very pleased that another quarter of excellent operational and financial performance allows us to raise guidance for this fiscal year and keeps us on track to meet our multi-year goals."

— HORACIO ROZANSKI
President and Chief Executive Officer

McLean, Virginia; November 1, 2019 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the second quarter of fiscal 2020.

The Company delivered strong second quarter and first half performance against objectives set for the fiscal year. Financial performance included substantial revenue growth and strong margins and bottom line performance, and improved backlog and book-to-bill, resulting from solid execution and continued headcount growth. As of September 30, 2019, the firm had 26,984 employees, a new quarter-end record high.

As a result of performance, the Company raised and narrowed full-year guidance for revenue growth to the 9 to 11 percent range, and for Adjusted Diluted Earnings Per Share[1] to $3.00 to $3.10.

The Company reported quarterly revenue growth of 12.7 percent and a 12.7 percent increase in Revenue, Excluding Billable Expenses[1]. The strong top-line growth contributed to a 23.3 percent increase in Net Income to $114.3 million and 17.0 percent increase in Adjusted EBITDA[1] to $191.7 million. Adjusted EBITDA Margin on Revenue[1] was 10.5 percent. Diluted Earnings per Share for the quarter was $0.80, up $0.16 or 25.0 percent and Adjusted Diluted EPS[1] for the quarter was $0.81, up $0.13 or 19.1 percent.

Total backlog increased by 7.2 percent over the prior year period to $22.9 billion, a new record, and the quarterly book-to-bill ratio was 2.68x. As of September 30, 2019, headcount was 1,640 higher than at the end of the prior year period, an increase of 6.5 percent, and increased by 600 since the end of the prior quarter.

FINANCIAL SUMMARY

Second Quarter ended September 30, 2019 - A summary of Booz Allen's results for the second quarter of fiscal 2020 is below. All comparisons are to the prior year period. A description of key drivers can be found in the Company's Earnings Call Presentation for the second quarter posted on *investors.boozallen.com.*

SECOND QUARTER FY20

(changes are compared to prior year period)

REVENUE:	
$1.82B	**+12.7%**
EX. BILLABLE EXPENSES[1]:	
$1.28B	**+12.7%**
OPERATING INCOME:	
$172.0M	**+19.7%**
ADJ. OPERATING INCOME[1]:	
$172.0M	**+16.7%**
NET INCOME:	
$114.3M	**+23.3%**
ADJUSTED NET INCOME[1]:	
$114.8M	**+17.9%**
EBITDA:	
$191.7M	**+19.7%**
ADJUSTED EBITDA[1]:	
$191.7M	**+17.0%**
DILUTED EPS:	
$0.80	**up from $0.64**
ADJUSTED DILUTED EPS[1]:	
$0.81	**up from $0.68**

1

Net cash provided by operating activities for the second quarter of fiscal 2020 was $215.7 million as compared to $301.6 million in the prior year period, and $266.7 million for the first half, compared to $274.6 million in the prior year period. Free cash flow[1] for the second quarter was $183.1 million compared to $282.4 million for the prior year period, and for the first half was $206.7 million, compared with $234.9 million in the prior year period.

The Company declared a regular quarterly dividend of $0.27 per share, representing an off-cycle increase of four cents, or 17 percent, which is payable on December 2, 2019, to stockholders of record on November 14, 2019.

FINANCIAL OUTLOOK

For fiscal 2020, the Company is updating guidance issued May 28, 2019 for Revenue, Adjusted Diluted EPS[1] and Cash from Operating Activities:

+ ***Revenue***: Growth in the 9 to 11 percent range
+ ***Adjusted EBITDA Margin on Revenue***[1]: In the low 10 percent range
+ ***Adjusted Diluted EPS***[1]: $3.00 - $3.10
+ ***Cash from Operating Activities***: Between $450 million and $500 million

This Adjusted Diluted EPS[1] estimate is based on fiscal 2020 estimated average diluted shares outstanding in the range of 137 million to 141 million shares, and assumes an effective tax rate in the range of 23 percent to 25 percent.

3 YEAR INVESTMENT THESIS

The Company in May 2019 updated its goals for financial performance through Fiscal Year 2021 related to ADEPS[1] growth and Margin. For the three-year period from Fiscal Year 2018 through Fiscal Year 2021, the Investment Thesis is as follows:

Unique Market Position	=	Strong Financial Returns From FY 18 through FY 21	+	Option Value
*Investments in innovation, talent, and capabilities position us to help clients adopt current and new technologies *First mover advantage enhanced by our ability to combine mission knowledge, consulting heritage and technical depth creating value for critical missions and top priorities		66% ADEPS Growth + ~2% Dividend Yield Supported by: 6 - 9% Annual Revenue Growth Low 10% Range Adj. EBITDA Margin ~$1.4B in Capital Deployment		Continued investment in new business lines and solutions that will drive future growth

CONFERENCE CALL INFORMATION

Booz Allen Hamilton will host a conference call at 8 a.m. EDT on Friday November 1, 2019, to discuss the financial results for its Second Quarter of Fiscal Year 2020 (ended September 30, 2019).

Analysts and institutional investors may participate on the call by dialing (877) 375-9141; International: (253) 237-1151, using the passcode 1449358. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton web site at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EDT on November 1, 2019, and continuing for 30 days.

1 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Information" below for additional detail.

ABOUT BOOZ ALLEN HAMILTON

For more than 100 years, military government and business leaders have turned to Booz Allen Hamilton to solve their most complex problems. As a consulting firm with experts in analytics, digital, engineering and cyber, we help organizations transform. We are a key partner on some of the most innovative programs for governments worldwide and trusted by its most sensitive agencies. We work shoulder to shoulder with clients, using a mission-first approach to choose the right strategy and technology to help them realize their vision.

With global headquarters in McLean, Virginia, our firm employs nearly 27,000 people globally, and had revenue of $6.7 billion for the 12 months ended March 31, 2019. To learn more, visit www.boozallen.com. (NYSE: BAH)

FIRST HALF FY20

(changes are compared to prior year period)

REVENUE:	
$3.64B	**+11.8%**
EX. BILLABLE EXPENSES[1]:	
$2.55B	**+10.8%**
OPERATING INCOME:	
$351.1M	**+15.0%**
ADJ. OPERATING INCOME[1]:	
$351.1M	**+13.6%**
NET INCOME:	
$231.7M	**+17.7%**
ADJUSTED NET INCOME[1]:	
$232.5M	**+15.1%**
EBITDA:	
$390.7M	**+15.6%**
ADJUSTED EBITDA[1]:	
$390.7M	**+14.4%**
DILUTED EPS:	
$1.63	**up from $1.36**
ADJUSTED DILUTED EPS[1]:	
$1.65	**up from $1.40**

2

Unless otherwise specified, all references to "record" results are with respect to the period since Booz Allen's initial public offering.

The reference to "highest-ever quarter-end headcount" refers to the Company's headcount as of September 30, 2019, (which was 26,984) as compared to the Company's headcount as of the end of all prior fiscal quarters since Booz Allen's initial public offering. The Company's headcount may have increased or decreased during any particular quarter or subsequent to September 30, 2019.

NON-GAAP FINANCIAL INFORMATION

"Revenue, Excluding Billable Expenses" represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations.

"Adjusted Operating Income" represents Operating Income before: transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.

"Adjusted EBITDA" represents net income before income taxes, net interest and other expense and depreciation and amortization before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. "Adjusted EBITDA Margin on Revenue" is calculated as Adjusted EBITDA divided by revenue. "Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses" is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.

"Adjusted Net Income" represents net income before: (i) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (ii) amortization or write-off of debt issuance costs and write-off of original issue discount, (iii) release of income tax reserves, and (iv) re-measurement of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act (the "2017 Tax Act") in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non recurring nature or because they result from an event of a similar nature. Booz Allen views net income excluding the impact of the re-measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform.

"Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method of calculating EPS as required in accordance with accounting principles generally accepted in the United States, or GAAP.

"Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software.

Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue,Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature.

These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items.

Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen's performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen's performance on the same basis as management. These supplemental performance

3

measurements may vary from and may not be comparable measures. Consequently, any attempt to disclose such to similarly titled measures by other companies in Booz reconciliation would imply a degree of precision that could Allen’s industry. Revenue, Excluding Billable Expenses, be confusing or misleading to investors. Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on FORWARD LOOKING STATEMENTS Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are Certain statements contained in this press release and in not recognized measurements under GAAP and when related comments by our management include “forward- analyzing Booz Allen’s performance or liquidity, as looking statements” within the meaning of the Private applicable, investors should (i) evaluate each adjustment Securities Litigation Reform Act of 1995. Examples of in our reconciliation of revenue to Revenue, Excluding forward-looking statements include information concerning Billable Expenses, operating income to Adjusted Operating Booz Allen’s preliminary financial results, financial outlook Income, net income to Adjusted EBITDA, Adjusted EBITDA and guidance, including forecasted revenue, Diluted EPS, Margin on Revenue, Adjusted EBITDA Margin on Revenue, and Adjusted Diluted EPS, future quarterly dividends, and Excluding Billable Expenses, Adjusted Net Income, and future improvements in operating margins, as well as any Adjusted Diluted Earnings per Share, and net cash other statement that does not directly relate to any provided by operating activities to Free Cash Flow, historical or current fact. In some cases, you can identify (ii) use Revenue, Excluding Billable Expenses, Adjusted forward-looking statements by terminology such as “may,” Operating Income, Adjusted EBITDA, Adjusted EBITDA “will,” “could,” “should,” “forecasts,” “expects,” “intends,” Margin on Revenue, Adjusted EBITDA Margin on Revenue, “plans,” “anticipates,” “projects,” “outlook,” “believes,” Excluding Billable Expenses, Adjusted Net Income, and “estimates,” “predicts,” “potential,” “continue,” Adjusted Diluted EPS in addition to, and not as an “preliminary,” or the negative of these terms or other alternative to revenue, operating income, net income comparable terminology. Although we believe that the or diluted EPS as measures of operating results, each expectations reflected in the forward-looking statements as defined under GAAP, and (iii) use Free Cash Flow, in are reasonable, we can give you no assurance these addition to, and not as an alternative to, net cash expectations will prove to have been correct. provided by operating activities as a measure of liquidity, each as defined under GAAP. Exhibit 4 includes a These forward-looking statements relate to future events reconciliation of Revenue, Excluding Billable Expenses, or our future financial performance and involve known Adjusted Operating Income, Adjusted EBITDA, Adjusted and unknown risks, uncertainties and other factors that may EBITDA Margin on Revenue, Adjusted EBITDA Margin on cause our actual results, levels of activity, performance or Revenue, Excluding Billable Expenses, Adjusted Net achievements to differ materially from any future results, Income, Adjusted Diluted EPS, and Free Cash Flow to the levels of activity, performance or achievements expressed or most directly comparable financial measure calculated implied by these forward-looking statements. and presented in accordance with GAAP. These risks and other factors include: efforts by Congress With respect to our expectations under “Financial and other U.S. government bodies to reduce U.S. Outlook” above, a reconciliation of Adjusted Diluted EPS government spending and address budgetary constraints, guidance to the closest corresponding GAAP measure is including automatic sequestration required by the Budget not available without unreasonable efforts on a forward- Control Act of 2011 (as subsequently amended) and the U.S. looking basis due to our inability to predict our stock deficit, as well as associated uncertainty around the timing, price, equity grants and dividend declarations during the extent, nature, and effect of such efforts; delayed funding of course of fiscal 2020. Projecting future stock price, equity our contracts due to uncertainty relating to funding of the grants and dividends to be declared would be necessary U.S. government and a possible failure of Congressional to accurately calculate the difference between Adjusted efforts to approve such funding and to craft a long-term Diluted EPS and GAAP EPS as a result of the effects of the agreement on the U.S. government’s ability to incur two-class method and related possible dilution used in the indebtedness in excess of its current limits, or changes in calculation of EPS. Consequently, any attempt to disclose the pattern or timing of government funding and spending such reconciliation would imply a degree of precision that (including those resulting from or related could be confusing or misleading to investors. We expect to cuts associated with sequestration); any issue that the variability of the above charges to have an compromises our relationships with the U.S. government or unpredictable, and potentially significant, impact on our damages our professional reputation, including negative future GAAP financial results. publicity concerning government contractors in general or us in particular; changes in U.S. government In addition, management may discuss its expectation for spending, including a continuation of efforts by the U.S. EBITDA margin for fiscal year 2020 from time to time. A government to decrease spending for management support reconciliation of EBITDA margin guidance to the closest service contracts, and mission priorities that shift corresponding GAAP measure is not available without expenditures away from agencies or programs that we unreasonable efforts on a forward-looking basis due to support; U.S. government shutdowns as a result of the our inability to predict specific quantifications of the failure by elected officials to fund the government beyond amounts that would be required to reconcile such November 21, 2019; the size of our addressable markets 4 and the amount of U.S. government spending on private service offerings in our U.S. and international businesses; contractors; failure to comply with numerous laws and failure to comply with special U.S. government laws and regulations, including, but not limited to, the Federal regulations relating to our international operations; risks Acquisition Regulation (“FAR”), the False Claims Act, the related to our indebtedness and credit facilities which Defense Federal Acquisition Regulation Supplement and contain financial and operating covenants; the adoption FAR Cost Accounting Standards and Cost Principles; our by the U.S. government of new laws, rules, and ability to compete effectively in the competitive bidding regulations, such as those relating to organizational process and delays or losses of contract awards caused by conflicts of interest issues or limits; risks related to competitors’ protests of major contract awards received completed and future acquisitions, including our ability to by us; the loss of General Services Administration Multiple realize the expected benefits from such acquisitions; an Award schedule contracts, or GSA schedules, or our inability to utilize existing or future tax benefits for any position as prime contractor on government-wide reason, including as a result of a change in laws or acquisition contract vehicles, or GWACs; changes in the regulations; variable purchasing patterns under U.S. mix of our contracts and our ability to accurately estimate government GSA schedules, blanket purchase agreements or otherwise recover expenses, time, and resources for and indefinite delivery, indefinite quantity, or IDIQ, our contracts; continued efforts to change how the U.S. contracts; and the impact of changes in accounting rules government reimburses compensation related costs and and regulations, or interpretations thereof, that may other expenses or otherwise limit such reimbursements affect the way we recognize and report our financial and an increased risk of compensation being deemed results, including changes in accounting rules governing unallowable or payments being withheld as a result of recognition of revenue. Additional information concerning U.S. government audit, review, or investigation; our ability these and other factors can be found in our filings with the to realize the full value of and replenish our backlog, Securities and Exchange Commission (SEC), including our generate revenue under certain of our contracts and the Annual Report on Form 10-K, filed with the SEC on May 28, timing of our receipt of revenue under contracts included 2019. All forward-looking statements attributable to us or in backlog; changes in estimates used in recognizing persons acting on our behalf are expressly qualified in revenue; an inability to attract, train, or retain employees their entirety by the foregoing cautionary statements. with the requisite skills and experience; an inability to All such statements speak only as of the date made and, timely hire, assimilate and effectively utilize our except as required by law, we undertake no obligation to employees, ensure that employees obtain and maintain update or revise publicly any forward-looking statements, necessary security clearances and/or effectively manage whether as a result of new information, future events or our cost structure; the loss of members of senior otherwise. management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients’ sensitive or classified information; increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; increased competition from other companies in our industry; failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our clients; inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal cyber attacks on our network and internal systems; risks related to the potential implementation and operation of new financial management systems; risks inherent in the government contracting environment; risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments; risks associated with increased competition, new relationships, clients, capabilities, and 5 5

Exhibit 1 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Operations   Three Months Ended Six Months Ended September 30, September 30, (Amounts in thousands, except per share data) 2019 2018 2019 2018 (Unaudited) (Unaudited) Revenue $ 1,819,577 $ 1,613,997 $ 3,644,753 $ 3,260,845 Operating costs and expenses: Cost of revenue 843,942 748,570 1,684,596 1,534,382 Billable expenses 539,846 478,349 1,091,021 955,784 General and administrative expenses 244,122 226,901 478,402 432,737 Depreciation and amortization 19,632 16,426 39,653 32,579 Total operating costs and expenses 1,647,542 1,470,246 3,293,672 2,955,482 Operating income 172,035 143,751 351,081 305,363 Interest expense (25,863) (22,247) (51,050) (45,321) Other income (expense), net 2,005 (1,617) 3,976 (2,788) Income before income taxes 148,177 119,887 304,007 257,254 Income tax expense 33,852 27,174 72,296 60,337 Net income $ 114,325 $ 92,713 $ 231,711 $ 196,917 Earnings per common share: Basic $ 0.81 $ 0.65 $ 1.64 $ 1.37 Diluted $ 0.80 $ 0.64 $ 1.63 $ 1.36 6 6

Exhibit 2 Booz Allen Hamilton Holding Corporation Condensed Consolidated Balance Sheets   September 30, March 31, (Amounts in thousands, except share and per share data) 2019 2019 (Unaudited) Assets Current assets: Cash and cash equivalents $ 781,546 $ 283,990 Accounts receivable, net of allowance 1,321,111 1,330,364 Prepaid expenses and other current assets 60,746 84,986 Total current assets 2,163,403 1,699,340 Property and equipment, net of accumulated depreciation 187,475 172,453 Operating lease right-of-use assets 250,810 — Intangible assets, net of accumulated amortization 294,300 287,051 Goodwill 1,581,160 1,581,160 Other long-term assets 91,710 91,837 Total assets $ 4,568,858 $ 3,831,841 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 77,924 $57,924 Accounts payable and other accrued expenses 684,374 664,948 Accrued compensation and benefits 290,751 325,553 Operating lease liabilities 32,994 — Other current liabilities 124,526 130,814 Total current liabilities 1,210,569 1,179,239 Long-term debt, net of current portion 2,044,821 1,701,837 Operating lease liabilities, net of current portion 282,718 — Other long-term liabilities 190,567 275,399 Total liabilities 3,728,675 3,156,475 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 160,400,357 shares at September 30, 2019 and 159,924,825 shares at March 31, 2019; outstanding, 140,373,450 shares at September 30, 2019 and 140,027,853 shares at March 31, 2019 1,604 1,599 Treasury stock, at cost — 20,026,907 shares at September 30, 2019 and 19,896,972 shares at March 31, 2019 (719,793) (711,450) Additional paid-in capital 427,817 401,596 Retained earnings 1,161,674 994,811 Accumulated other comprehensive loss (31,119) (11,190) Total stockholders’ equity 840,183 675,366 Total liabilities and stockholders’ equity $ 4,568,858 $ 3,831,841 7 7

Exhibit 3 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Cash Flows   Six Months Ended September 30, (Amounts in thousands) 2019 2018 (Unaudited) Cash flows from operating activities Net income $ 231,711 $ 196,917 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 39,653 32,579 Noncash lease expense 27,711 — Stock-based compensation expense 15,808 13,265 Amortization of debt issuance costs and loss on extinguishment 2,459 6,920 Losses on dispositions 581 408 Changes in assets and liabilities: Accounts receivable, net of allowance 9,253 (31,621) Deferred income taxes and income taxes receivable / payable (30,322) (14,677) Prepaid expenses and other current assets (16,696) (17,633) Other long-term assets (95) (6,217) Accrued compensation and benefits (28,805) (3,154) Accounts payable and other accrued expenses 34,623 80,703 Other current liabilities 2,311 13,803 Operating lease liabilities (24,529) — Other long-term liabilities 3,016 3,274 Net cash provided by operating activities 266,679 274,567 Cash flows from investing activities Purchases of property, equipment, and software (59,978) (39,672) Payments for businesses acquisitions, net of cash acquired — (20) Net cash used in investing activities (59,978) (39,692) Cash flows from financing activities Proceeds from issuance of common stock 7,049 5,227 Stock option exercises 3,687 8,541 Repurchases of common stock (14,658) (98,377) Cash dividends paid (64,848) (54,659) Repayment of debt (38,962) (101,550) Proceeds from debt issuance 400,000 62,072 Other financing activities (1,413) (501) Net cash provided by (used in) financing activities 290,855 (179,247) Net increase in cash and cash equivalents 497,556 55,628 Cash and cash equivalents — beginning of period 283,990 286,958 Cash and cash equivalents — end of period $ 781,546 $ 342,586 Supplemental disclosures of cash flow information Net cash paid during the period for: Interest $ 44,965 $ 38,140 Income taxes $ 102,151 $ 74,275 Supplemental disclosures of non-cash investing and financing activities Noncash financing activities $ 2,110 $ 2,658 8 8

Exhibit 4

Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information

(In thousands, except share and per share data)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Six Months Ended September 30, 2019	Six Months Ended September 30, 2018
	(Unaudited)		(Unaudited)	
Revenue, Excluding Billable Expenses				
Revenue	$ 1,819,577	$ 1,613,997	$ 3,644,753	$ 3,260,845
Billable expenses	539,846	478,349	1,091,021	955,784
Revenue, Excluding Billable Expenses	$ 1,279,731	$ 1,135,648	$ 2,553,732	$ 2,305,061
Adjusted Operating Income				
Operating Income	$ 172,035	$ 143,751	$ 351,081	$ 305,363
Transaction expenses (a)	—	3,660	—	3,660
Adjusted Operating Income	$ 172,035	$ 147,411	$ 351,081	$ 309,023
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	$ 114,325	$ 92,713	$ 231,711	$ 196,917
Income tax expense	33,852	27,174	72,296	60,337
Interest and other, net (b)	23,858	23,864	47,074	48,109
Depreciation and amortization	19,632	16,426	39,653	32,579
EBITDA	191,667	160,177	$ 390,734	$ 337,942
Transaction expenses (a)	—	3,660	—	3,660
Adjusted EBITDA	$ 191,667	$ 163,837	$ 390,734	$ 341,602
Adjusted EBITDA Margin on Revenue	10.5%	10.2%	10.7%	10.5%
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	15.0%	14.4%	15.3%	14.8%
Adjusted Net Income				
Net income	$ 114,325	$ 92,713	$ 231,711	$ 196,917
Transaction expenses (a)	—	3,660	—	3,660
Re-measurement of deferred tax assets/liabilities (c)	—	1,064	—	1,064
Amortization or write-off of debt issuance costs and write-off of original issue discount	602	1,205	1,059	1,868
Adjustments for tax effect (d)	(156)	(1,265)	(275)	(1,437)
Adjusted Net Income	$ 114,771	$ 97,377	$ 232,495	$ 202,072
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	141,362,136	143,708,909	141,252,917	144,215,073
Adjusted Net Income Per Diluted Share (e)	$ 0.81	$ 0.68	$ 1.65	$ 1.40
Free Cash Flow				
Net cash provided by (used in) operating activities	$ 215,696	$ 301,604	$ 266,679	$ 274,567
Less: Purchases of property, equipment and software	(32,642)	(19,207)	(59,978)	(39,672)
Free Cash Flow	$ 183,054	$ 282,397	$ 206,701	$ 234,895

(a) Reflects debt refinancing costs incurred in connection with the refinancing transaction consummated on July 23, 2018.

(b) Reflects the combination of Interest expense and Other income (expense), net from the condensed consolidated statement of operations.

(c) Reflects the adjustments made to the provisional income tax benefit associated with the re-measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act.

(d) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates and consistently excludes the impact of other tax credits and incentive benefits realized.

(e) Excludes adjustments of approximately $0.6 million and $1.2 million of net earnings for the three and six months ended September 30, 2019 and 2018, respectively, associated with the application of the two-class method for computing diluted earnings per share.

9

Exhibit 5 Booz Allen Hamilton Holding Corporation Operating Data   As of September 30, (Amounts in millions) 2019 2018 Backlog Funded $ 4,383 $ 4,183 Unfunded 5,365 4,777 Priced Options 13,163 12,412 Total Backlog $ 22,911 $ 21,372 Three Months Ended Six Months Ended September 30, September 30, 2019 2018 2019 2018 Book-to-Bill * 2.68 3.66 1.98 2.64 * Book-to-bill is calculated as the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, all divided by the relevant fiscal period revenue. As of September 30, 2019 2018 Headcount Total Headcount 26,984 25,344 Consulting Staff Headcount 24,124 22,759 Three Months Ended Six Months Ended September 30, September 30, 2019 2018 2019 2018 Percentage of Total Revenue by Contract Type Cost-Reimbursable 57% 53% 56% 53% Time-and-Materials 23% 24% 23% 24% Fixed-Price 20% 23% 21% 23% 101 0